Exhibit 99.2

FOR IMMEDIATE RELEASE

FUBO EXCEEDED Q1 2023 GUIDANCE FOR NORTH AMERICA

WITH $316.5 MILLION TOTAL REVENUE AND 1.285 MILLION PAID SUBSCRIBERS, RAISES FULL YEAR 2023 GUIDANCE; REAFFIRMS EXPECTED 2025 PROFITABILITY TIMELINE

NEW YORK – MAY 5, 2023 – FuboTV Inc. (NYSE: FUBO), the leading sports-first live TV streaming platform, today announced its financial results for the first quarter ended March 31, 2023. Fubo’s North American streaming business exceeded guidance, posting double digit year-over-year (YoY) growth in total revenue ($316.5 million, up 34% YoY) and paid subscribers (1.285 million, up 22% YoY). The company is also raising full year subscriber guidance to 1.550 million-1.570 million subscribers (representing 8% YoY growth at the midpoint) and total revenue guidance to $1.235 billion-$1.265 billion (representing 27% YoY growth at the midpoint) in North America.

The company delivered ad revenue of $22.5 million in the quarter, remaining flat YoY against continued pressure on the advertising market. Fubo expects a reacceleration of growth in the second quarter.

Fubo’s Rest of World (ROW) streaming business also posted double digit growth in total revenue ($7.8 million, up 41% YoY) and paid subscribers (379,000, up 24% YoY) during the first quarter. ROW includes the results of Molotov, the French live TV streaming service acquired by Fubo in December 2021.

The first quarter also marked a substantial YoY improvement in Fubo’s cash usage, Net Loss and Adjusted EBITDA (AEBITDA)1due to the company’s continued focus on unit economics, cost controls and path to profitability. Fubo also further strengthened its balance sheet and liquidity position, ending the quarter with $364.8 million in cash, cash equivalents and restricted cash.

1 See “Basis of Presentation – Continuing Operations” below for further detail.

Fubo believes that its current cash balance is sufficient to achieve positive cash flow in 2025 based on its current operating plan. The company has no further plans to utilize the at-the-market (ATM) program based on its current outlook.

In the coming months, Fubo will be sharing details of its global product vision with AI as its centerpiece. The company’s proprietary tech stack has enabled it to continuously evolve live TV streaming: Fubo was the first virtual MVPD to launch 4K streaming (2018) and MultiView (2020) - both years ahead of its peers. With the 2021 acquisition of AI and computer vision company Edisn.ai, Fubo is aiming to build a completely new way for consumers to engage with and watch live TV.

Complete first quarter 2023 results are detailed in Fubo’s shareholder letter available on the company’s IR site.

“We are pleased with Fubo’s execution to start 2023 - beating expectations across our KPIs - and our increased North America guidance for the year reflects our confidence in our continued leadership in streaming,” said David Gandler, co-founder and CEO, Fubo. “In addition, we remain confident in our path to generate positive cash flow in 2025. While the macro uncertainty continues, the second quarter has started well, with customer engagement ongoing and advertising accelerating sequentially. We look forward to keeping shareholders updated on our progress in the quarters to come.”

“Fubo’s strong first quarter results mark continued traction towards our 2025 profitability targets,” said Edgar Bronfman Jr., executive chairman, Fubo. “We meaningfully exceeded the midpoint of our first quarter subscriber growth and revenue guidance in North America by 135,000 subscribers and $19 million respectively. Considerable progress was also made toward our goal of becoming cash flow and Adjusted EBITDA (AEBITDA) positive. We are confident that our current cash balance is sufficient to achieve positive cash flow in 2025 based on our current operating plan. Accordingly, we have no further plans to utilize the at-the-market (ATM) program based on our current outlook.”

Live Webcast

Gandler and CFO John Janedis will host a live conference call today at 8:30 a.m. ET to deliver brief remarks followed by Q&A. The live webcast will be available on the Events page of Fubo’s investor relations website. An archived replay will be available on Fubo’s website following the call. Participants should join the call 10 minutes in advance to ensure that they are connected prior to the event.

About Fubo

With a mission to build the world’s leading global live TV streaming platform with the greatest breadth of premium content and interactivity, FuboTV Inc. (NYSE: FUBO) aims to transcend the industry’s current TV model. The company operates Fubo in the U.S., Canada and Spain and Molotov in France.

In the U.S., Fubo is a sports-first cable TV replacement product that aggregates more than 175 live sports, news and entertainment networks and is the only live TV streaming platform with every Nielsen-rated sports channel (source: Nielsen Total Viewers, 2022). Leveraging Fubo’s proprietary data and technology platform optimized for live TV and sports viewership, subscribers can engage with the content they are watching through interactive product features like FanView, an in-video experience showcasing live game, team and player stats and scores in real time. Fubo was also the first virtual MVPD to enable simultaneous viewing of up to four live channels (Multiview on Apple TV) as well the first to stream in 4K HDR.

Ranked #1 in Customer Satisfaction among Live TV Streaming Providers by J.D. Power (2022), Fubo has been called “a force in sports streaming” by Forbes, “the best streaming service for sports aficionados” by Tom’s Guide and was heralded by CNET for its “ease of use.” Learn more at https://fubo.tv

Basis of Presentation – Continuing Operations

In connection with the dissolution of Fubo Gaming, Inc. and termination of Fubo Sportsbook in October 2022, the assets and liabilities and the operations of our former wagering reportable segment have been presented as discontinued operations in our consolidated financial statements. With respect to our continuing operations, we operate as a single reportable segment. Financial information presented in this release reflects Fubo’s results on a continuing operations basis, which excludes our former wagering reportable segment. Prior periods have been recast to conform to this presentation.

Key Performance Metrics and Non-GAAP Measures

Paid Subscribers

We believe the number of paid subscribers is a relevant measure to gauge the size of our user base. Paid subscribers is defined as total subscribers that have completed registration with Fubo, have activated a payment method (only reflects one paying user per plan), from which Fubo has collected payment from in the month ending the relevant period. Users who are on a free (trial) period are not included in this metric.

Adjusted EBITDA

Adjusted EBITDA is a non-GAAP measure defined as Net Loss from Continuing Operations, adjusted for depreciation and amortization, stock-based compensation, income tax benefit, other expenses, and one-time non-cash expenses.

Reconciliation of Non-GAAP Financial Measures

Certain measures used in this release, including Adjusted EBITDA, are non-GAAP financial measures. We believe these are useful financial measures for investors as they are supplemental measures used by management in evaluating our core operating performance. Our non-GAAP financial measures have limitations as analytical tools and you should not consider them in isolation or as a substitute for an analysis of our results under GAAP. There are a number of limitations related to the use of these non-GAAP financial measures versus their nearest GAAP equivalents. First, these non-GAAP financial measures are not a substitute for GAAP financial measures. Second, these non-GAAP financial measures may not provide information directly comparable to measures provided by other companies in our industry, as those other companies may calculate their non-GAAP financial measures differently.

The following table includes a reconciliation of the non-GAAP financial measures used in this press release to their most directly comparable GAAP financial measure.

fuboTV Inc.

Reconciliation of Net Loss from Continuing Operations to Non-GAAP Adjusted EBITDA

(in thousands)

Year-over-Year Comparison

	Three Months Ended
	March 31, 2023	March 31, 2022
	As-Reported	As-Reported
Reconciliation of Net Loss from Continuing Operations to Adjusted EBITDA
Net loss from continuing operations	$(83,368)	$(128,363)
Depreciation and amortization	8,842	11,356
Stock-based Compensation	13,688	17,427
Non-GAAP one-time non-cash operating expenses	-	(1,162)
Other expense	2,022	5,809
Income tax benefit	(114)	(403)
Adjusted EBITDA	(58,930)	(95,336)

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements of FuboTV Inc. (“Fubo”) that involve substantial risks and uncertainties. All statements contained in this press release that do not relate to matters of historical fact are forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995, including statements regarding our business strategy and plans, market opportunity, our financial condition, our anticipated financial performance, our anticipated cash requirements, statements regarding our intent not to use our at-the-market program and our expectations regarding profitability and becoming cash flow positive in 2025. The words “could,” “will,” “plan,” “intend,” “anticipate,” “approximate,” “expect,” “potential,” “believe” or the negative of these terms or other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements that Fubo makes due to a number of important factors, including but not limited to the following: our ability to achieve or maintain profitability; risks related to our access to capital and fundraising prospects to fund our financial operations and support our planned business growth; our revenue and gross profit are subject to seasonality; our operating results may fluctuate; our ability to effectively manage our growth; our ability to attract and retain subscribers; obligations imposed on us through our agreements with certain distribution partners; we may not be able to license streaming content or other rights on acceptable terms; the restrictions imposed by content providers on our distribution and marketing of our products and services; our reliance on third party platforms to operate certain aspects of our business; risks related to our reporting obligations; risks related to the difficulty in measuring key metrics related to our business; risks related to preparing and forecasting our financial results; risks related to the highly competitive nature of our industry; risks related to our technology, as well as cybersecurity and data privacy-related risks; risks related to ongoing or future legal proceedings; and other risks, including the effects of industry, market, economic, political or regulatory conditions, future exchange and interest rates, and changes in tax and other laws, regulations, rates and policies. Further risks that could cause actual results to differ materially from those matters expressed in or implied by such forward-looking statements are discussed in our Annual Report on Form 10-K for the year ended December 31, 2022 filed with the Securities and Exchange Commission (“SEC”), our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2023 to be filed with the SEC, and our other periodic filings with the SEC. We encourage you to read such risks in detail. The forward-looking statements in this press release represent Fubo’s views as of the date of this press release. Fubo anticipates that subsequent events and developments will cause its views to change. However, while it may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. You should, therefore, not rely on these forward-looking statements as representing Fubo’s views as of any date subsequent to the date of this press release.

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Investor Contacts

Alison Sternberg, Fubo

asternberg@fubo.tv

JCIR for Fubo

ir@fubo.tv

Media Contacts

Jennifer L. Press, Fubo

jpress@fubo.tv

Bianca Illion, Fubo

billion@fubo.tv